                                                                EXHIBIT 10.3


                      WARRANT EXERCISE AGREEMENT
                      --------------------------


     This Warrant Exercise Agreement (the "Agreement") dated as of April 1, 1998 is entered into by and between SyQuest Technology, Inc., a Delaware corporation (together with its successors, "SyQuest"), and Fletcher International Limited, a company organized under the laws of the Cayman Islands (together with its successors, "Fletcher").

     The parties hereto agree as follows:

     1.  Warrant Exercise.  In consideration of and upon the basis of the
         ----------------
representations, warranties and agreements and subject to the terms and conditions set forth in this Agreement:

         a. Warrant Exercise. At the Closing (as defined below), Fletcher
            ----------------
     shall exercise Warrant No. 59 (the "1997 Warrant") issued by SyQuest to Fletcher pursuant to that certain Subscription Agreement dated March 31, 1997 (the "1997 Agreement") with respect to 5,000,000 shares of Common Stock (collectively, the "1997 Warrant Shares"), par value $.0001 per share, of SyQuest (the "Common Stock"), by delivery of the certificate representing the 1997 Warrant (the "1997 Warrant Certificate"), together with the warrant exercise notice (the "1997 Warrant Exercise Notice"). The Exercise Price (as defined in the 1997 Warrant) per share is $2.34375, and the aggregate warrant exercise price (the "1997 Warrant Price") is $11,718,750.

         b. Incentives.  In order to cause Fletcher to exercise the 1997
            ----------
     Warrant, effective at the Closing, SyQuest agrees (i) to issue and sell to Fletcher, and Fletcher agrees to purchase from SyQuest 1,696,429 newly issued shares of Common Stock (collectively, the "Incentive Shares", and together with the 1997 Warrant Shares, the "Initial Shares") at a price per share equal to the par value of such shares (aggregating $169.64 (the "Incentive Share Price")) , (ii) that, notwithstanding anything to the contrary contained in Warrant No. 6 (the "1996 Warrant") issued by SyQuest to Fletcher pursuant to that certain Subscription Agreement dated November 12, 1996 (the "1996 Agreement"), the Exercise Price as defined in the 1996 Warrant shall be $3.09375, the last sales price of the Common Stock as reported by Bloomberg, L.P. on April 1, 1998, and (iii) to provide the other rights set forth herein.

     2.  Closing.   Upon satisfaction or, if applicable, waiver of the
         -------
conditions set forth in Sections 8 and 9 hereof, the deliveries set forth below (the "Closing") shall take place initially via facsimile at 1:00 p.m. (New York time) on April 1, 1998, or at such other date and time as Fletcher and SyQuest may agree (such date and time being referred to herein as the "Closing Date"), provided that SyQuest shall deliver the original stock certificates via Federal Express to the address specified in the 1997 Warrant Exercise Notice and Fletcher shall deliver the original certificate representing the 1997 Warrant via Federal Express to SyQuest at the address set forth in
Section 14 hereof.

     At the Closing, the following deliveries shall be made:

         a.    Initial Shares.  SyQuest shall deliver 14 certificates
               --------------
     representing the Initial Shares, duly registered on the books of SyQuest in the name of Fletcher, against payment as soon as practicable by Fletcher of the 1997 Warrant Price and the Incentive Share Price to the following account: Account Name: Bank of America, 1850 Gateway Blvd., 4th Floor, Concord, California 94520, Account No. 1233456287, ABA No. 121000358.

         b.    1997 Warrant Notice and Certificate.  Fletcher shall deliver
               -----------------------------------
     the 1997 Warrant Exercise Notice and the 1997 Warrant Certificate to
     SyQuest.

         c.    Closing Documents.  The closing documents required by
               -----------------
     Sections 8 and 9 shall be delivered to Fletcher and SyQuest, respectively.

         e.    Delivery Notice.  An executed copy of the delivery notice
               ---------------
     in the form attached hereto as Annex B shall be delivered to Fletcher.

     The foregoing deliveries shall be deemed to occur simultaneously as part of a single transaction, and no delivery shall be deemed to have been made until all such deliveries have been made.

     3.  Representations and Warranties of SyQuest.  In addition to, and
         -----------------------------------------
without limitation of, any representations and warranties required to be made by SyQuest in connection with the exercise of the 1997 Warrant, SyQuest hereby represents and warrants to Fletcher on the date hereof, on the Closing Date, and on each Issue Date, as follows:

         a. SyQuest has been duly incorporated and is validly existing in good standing under the laws of Delaware, or after the Closing Date, if another entity has succeeded SyQuest in accordance with the terms hereof, under the laws of one of the United States.

         b. The execution, delivery and performance of this Agreement (including the issuance of the Initial Shares) by SyQuest have been duly authorized by all requisite corporate action and no further consent or authorization of SyQuest, its Board of Directors or its stockholders is required. This Agreement has been duly executed and delivered by SyQuest and, when this Agreement is duly authorized, executed and delivered by Fletcher, will be a valid and binding agreement enforceable against SyQuest in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

         c. SyQuest has full corporate power and authority necessary to execute and deliver this Agreement and to perform its obligations hereunder (including the issuance of the Initial Shares).

         d. No consent, approval, authorization or order of any court, governmental agency or other body is required for execution and delivery by SyQuest of this Agreement or the performance by SyQuest of any of its obligations hereunder.

         e. Neither the execution and delivery by SyQuest of this Agreement nor the performance by SyQuest of any of its obligations hereunder:

             (1) violates, conflicts with, results in a breach of, or constitutes a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the Certificate of Incorporation or by-laws of SyQuest or any of its subsidiaries or any Certificate of Designation relating to any securities of SyQuest or any of its subsidiaries, (B) any decree, judgment, order, law, treaty, rule, regulation or determination of which SyQuest is aware (after due inquiry) of any court, governmental agency or body, or arbitrator having jurisdiction over SyQuest or any of its subsidiaries or any of their respective properties or assets, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which SyQuest or any of its subsidiaries is a party, by which SyQuest or any of its subsidiaries is bound, or to which any of the properties or assets of SyQuest or any of its subsidiaries is sub subject, (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which SyQuest or any of its subsidiaries is a party or (E) any rules of the National Association of Securities Dealers, Inc. ("NASD") or the NASDAQ National Market applicable to SyQuest or the transactions contemplated hereby; or

             (2) results in the creation or imposition of any lien, charge or encumbrance upon (A) any Incentive Share or any Adjustment Shares or (B) any of the properties or assets of SyQuest or any of its subsidiaries.

         f.  SyQuest has validly reserved for issuance to Fletcher (i)
     6,696,429 shares of Common Stock for issuance at the Closing (ii) 1,875,000 shares of Common Stock for issuance under the 1996 Warrant, and (iii) 10 million shares of Common Stock that may be issuable from time to time as Adjustment Shares. When issued to Fletcher against payment therefor in accordance with the terms of this Agreement, each Initial Share and each Adjustment Share (as defined below):

             (1) will have been duly and validly authorized, duly and validly issued, fully paid and non-assessable;

             (2) will be free and clear of any security interests, liens, claims or other encumbrances (other than those resulting solely from actions by Fletcher); and

             (3) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of SyQuest.

         g. SyQuest satisfies all quantitative maintenance criteria of the NASDAQ National Market. Following the Closing, the Incentive Shares and the Adjustment Shares (once issued) will be duly listed and admitted for trading on the principal exchange or market for the Common Stock.

         h.  Other than as set forth in any report, form, schedule, statement or other document filed by SyQuest prior to the date of this Agreement with the Securities and Exchange Commission under the Securities Act of 1933, as added, or the Securities Exchange Act of 1934, as amended (the "SEC Filings"), on the Closing Date, there is no pending or, to the best knowledge of SyQuest, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over SyQuest or any of its affiliates that would materially affect the execution by SyQuest of, or the performance by SyQuest of its obligations under, this Agreement, provided, however, that
                                                       --------  -------
     the representations and warranties contained in this Section 3(h) shall not apply to any action, threatened action, suit, proceeding or investigation initiated by Fletcher.

         i. SyQuest has timely filed all filings with the United States Securities and Exchange Commission (the "SEC") under the Securities Act or under Section 13(a) or 15(d) of the Exchange Act (each, an "SEC Filing") required to be filed by SyQuest pursuant to such acts and no SEC Filing, or press release containing information material to the business of SyQuest as a whole, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

          j. Since the date of SyQuest's most recent SEC Filing, there has not been, and SyQuest is not aware of any development that would require an amendment to SyQuest's Registration Statement on Form S-3 (registration number 333-40329), as supplemented (the "Warrant Registration Statement"), in order to permit public offers and sales of shares of Common Stock thereunder.

          k. The offer and sale of the Initial Shares to Fletcher pursuant to this Agreement will, subject to compliance by Fletcher with the applicable representations and warranties contained in Section 4 hereof and with the applicable covenants and agreements contained in Section 7 hereof, be made in accordance with the provisions and requirements of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act") and any applicable state law.

          l. Reserved.

          m. Capitalization.  As of the date hereof, the authorized
             --------------
     capital stock of SyQuest consists of 240,000,000 shares of Common Stock, and 4,000,000 shares of Preferred Stock, par value $.0001 per share, of SyQuest ("Preferred Stock"). As of March 30, 1998, (i) not less than 78,600,000 shares of Common Stock (including the treasury shares described in clause (iii) below) and approximately 111,000 shares of Preferred Stock were issued and outstanding, (ii) approximately 88,500,00 shares of Common Stock were reserved for issuance upon exercise of outstanding stock options, convertible Preferred Stock, warrants or other rights and (iii) 1,225,000 shares of Common Stock were held in the treasury of SyQuest. As of March 30, 1998, all the outstanding shares of Common Stock are, and all shares which may be issued pursuant to stock options, warrants or other convertible rights will be, when issued and paid for in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights in respect thereof. As of the date hereof, except as set forth above or in SyQuest's Registration Statement on Form S-3 (registration number 333-40329), as supplemented to the date hereof, and except for shares of Common Stock or other securities issued upon conversion, exchange, exercise or purchase associated with the securities, options, warrants, rights and other instruments referenced above from March 30, 1998 to the date hereof, (i) no shares of capital stock or other voting securities of SyQuest were outstanding, (ii) no equity equivalents, interests in the ownership or earnings of SyQuest or other similar rights were outstanding and (iii) there were no existing options, warrants, calls, subscriptions or other rights or agreements or commitments relating to the capital stock of SyQuest or any of its subsidiaries or obligating SyQuest or any of its subsidiaries to issue, transfer, sell or redeem any shares of capital stock, or other equity interest in, SyQuest or any of its subsidiaries or obligating SyQuest or any of its subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement or commitment.

          n. The parties hereto acknowledge that Fletcher has neither requested of nor received from SyQuest any non-public information relating to SyQuest or the business affairs or business prospects of SyQuest and without limiting Fletcher's reliance on any of the representations, warranties, covenants and agreements of SyQuest contained herein, Fletcher assumes the risk that the knowledge of any of the non-public information described in this Section 3(n) might have materially influenced Fletcher's decision to enter into and perform this Agreement.

          3.A  Registration Provisions.
               -----------------------

               a. SyQuest shall, as promptly as practicable here after, and at its own expense, file a registration statement (the "Registration Statement") under the Securities Act cover covering the sale or resale of the sum of (i) all Incentive Shares, and (ii) all Adjustment Shares (which Adjustment Shares for such purposes shall be deemed to be not less than 10 million) (each, a "Covered Security"), shall use its best efforts to cause such Registration Statement to be declared effective not later than September 10, 1998 and shall promptly amend such Registration Statement from time to time if the maximum number of Adjustment Shares is greater than the number of shares of Common Stock registered pursuant to such Registration Statement unless it is reasonably determined by SyQuest based upon the written advice of outside counsel that an amendment is not required for the registration and sale of such securities under such Registration Statement pursuant to Rule 416 or any other rule under the Securities Act; provided that Fletcher shall have provided such information and cooperation in connection therewith as SyQuest may reasonably request. Upon the effectiveness of such Registration Statement and at Fletcher's request, if applicable, SyQuest shall issue such securities to Fletcher in accordance with the terms hereof. The Measurement Price shall be permanently increased at a rate of 15% per year (1.25% per month) pro rata for any period in which the Registration Statement is not effective from September 10, 1998. In the event the Measurement Price shall have been increased as a result of the preceding sentence or pursuant to Section 5.d. to $3.12 or more, at Fletcher's option (the "Note Option"), any Covered Securities which are not then registered and any shares of Common Stock issuable to Fletcher as Adjustment Shares but for which there is insufficient authorized shares to permit issuance shall be converted into a note (the "Note") of SyQuest in favor of Fletcher as liquidated damages in an amount equal to the

     Market Value of all such shares of Common Stock as the date of exercise of such Note Option, bearing interest at a rate of 15% per annum. SyQuest agrees that such Note shall be repaid in full immediately out of any and all proceeds of SyQuest's financings following exercise of the Note Option.

               b. SyQuest will use its best efforts to: (i) keep such registration effective until the earlier of (A) the second anniversary of the issuance of each Covered Security, (B) the later of the date all of the Covered Securities shall have been sold by Fletcher and the date Fletcher's rights to acquire additional Covered Securities hereunder shall have expired or (C) such time as all of the Covered Securities held by Fletcher can be sold by Fletcher or any of its affiliates within a three-month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144 under the Securities Act ("Rule 144");
     (ii) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement (as so amended and sup supplemented from time to time, the "Prospectus") as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Covered Securities by Fletcher or any of its affiliates; (iii) furnish such number of Prospectuses and other documents incident thereto, including any amendment of or supplement to the Prospectus, as Fletcher from time to time may reasonably request; (iv) cause all Covered Securities that are Common Stock to be listed on each securities exchange and quoted on each quotation service on which similar securities issued by SyQuest are then listed or quoted; (v) provide a transfer agent and registrar for all Covered Securities and a CUSIP number for all Covered Securities; (vi) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC; and (vii) file the documents required of SyQuest and otherwise use its best efforts to obtain and maintain requisite blue sky clear clearance in (A) all jurisdictions in which any of the Covered Securities are originally sold and (B) all other states specified in writing by Fletcher, provided, however, that as to this clause (B), SyQuest shall not be required to qualify to do business or consent to service of process in any state in which it is not now so qualified or has not so consented.

               c. SyQuest shall furnish to Fletcher upon request a reasonable number of copies of a supplement to or an amend amendment of such Prospectus as may be necessary in order to facilitate the public sale or other disposition of all or any of the Covered Securities by Fletcher or any of its affiliates pursuant to the Registration Statement.

               d. With a view to making available to Fletcher and its affiliates the benefits of Rule 144 and Form S-3 under the Securities Act, SyQuest covenants and agrees to: (i) make and keep available adequate current public information (within the meaning of Rule 144(c)) concerning SyQuest, until the earlier of (A) the third anniversary of the issuance of each Covered Security or (B) such date as all of the Covered Securities shall have been resold by Fletcher or any of its affiliates; (ii) maintain its status as a Reporting Issuer and file with the SEC in a timely manner all reports and other documents required of SyQuest for use of Form S-3; and (iii) furnish to Fletcher upon request, as long as Fletcher owns any Covered Securities, (A) a written statement by SyQuest that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of SyQuest, and (C) such other information as may be reasonably requested in order to avail Fletcher and its affiliates of Rule 144 or Form S-3 with respect to such Covered Securities.

               e. Notwithstanding anything else in this Section 3A, if, at any time during which a Prospectus is required to be delivered in connection with the sale of any Covered Securities, SyQuest determines in good faith that a development has occurred or a condition exists as a result of which the Registration Statement or the Prospectus contains a material misstatement or omission, SyQuest will immediately notify Fletcher thereof by telephone and in writing. Upon receipt of such notification, Fletcher and its affiliates will immediately suspend all offers and sales of any Covered Securities pursuant to the Registration Statement. In such event, SyQuest will amend or supplement the Registration Statement as promptly as practicable and will take such other steps as may be required to permit sales of the Covered Securities thereunder by Fletcher and its affiliates in accordance with applicable federal and state securities laws. SyQuest will promptly notify Fletcher after it has determined in good faith that such sales have become permissible in such manner and will promptly deliver copies of the Registration Statement and the Prospectus (as so amended or supplemented) to Fletcher in accordance with paragraph (b) of this Section 3A. Notwithstanding the foregoing, (A) under no circumstances shall SyQuest be entitled to exercise its right to suspend sales of any Covered Securities pursuant to the Registration Statement more than two times in any twelve-month period, (B) the period during which such sales may be suspended (each a "Blackout Period") shall not exceed thirty days and (C) no Blackout Period may commence less than 30 days after the end of the preceding Blackout Period.

          Upon the commencement of a Blackout Period pursuant to this Section 3A, Fletcher will immediately notify SyQuest of any contracts to sell any Covered Securities (each a "Sales Contract") that Fletcher or any of its affiliates has entered into prior to the commencement of such Blackout Period and that would require delivery of such Covered Securities during such Blackout Period, which notice will contain the aggregate sale price and volume of Covered Securities pursuant to such

     Sales Contract. Upon receipt of such notice, SyQuest will immediately notify Fletcher of its election either (i) to terminate the Blackout Period and, as promptly as practicable, amend or supplement the Registration
     Statement or the Prospectus   in order to correct the material misstatement
     or omission and deliver to Fletcher copies of such amended or supplemented Registration Statement and Prospectus in accordance with paragraph (b) of this Section 3A or (ii) to continue the Blackout Period in accordance with this paragraph. If SyQuest elects to continue the Blackout Period, and Fletcher or any of its affiliates is therefore unable to consummate the sale of Covered Securities pursuant to the Sales Contract (such unsold Covered Securities being hereinafter referred to herein as the "Unsold Securities"), SyQuest will promptly indemnify each Fletcher Indemnified Party (as such term is defined in Section 12(a) below) against any Proceeding (as such term is defined in Section 12(a) below) that each Fletcher Indemnified Party may incur arising out of or in connection with Fletcher's breach or alleged breach of any such Sales Contract, and SyQuest shall reimburse each Fletcher Indemnified Party for any reasonable costs or expenses (including reasonable legal fees) incurred by such party in investigating or defending any such Proceeding (collectively, the "Indemnification Amount"); provided, however, that each Fletcher
                                --------  -------
     Indemnified Party shall take all actions reasonably necessary or appropriate to mitigate such Indemnification Amount; and provided further,
                                                              -------- -------
     however, that the Indemnification Amount shall be reduced by an amount
     -------
     equal to the number of Unsold Securities multiplied by the difference between (x) the actual per share price received by Fletcher or any of its affiliates upon the sale of the Unsold Securities (if such sale occurs within three Trading Days of the end of the Blackout Period) or the closing sale price of the Common Stock on the NASDAQ National Market or other national securities exchange on which the Common Stock is then listed on the third Trading Day after the end of the Blackout Period (if the Unsold Securities are not sold by Fletcher or any of its affiliates within three Trading Days of the end of the Blackout Period), and (y) the per share sale price for the Unsold Securities provided in the Sales Con tract. As used herein, the term "Trading Day" means any day on which SyQuest's Common Stock is quoted on the NASQAQ National Market or, if applicable, other national securities exchange.

     4.  Representations and Warranties of Fletcher.  Fletcher hereby
         ------------------------------------------
represents and warrants to SyQuest on the date hereof, on the Closing Date, and on each Issue Date, as follows:

         a. Fletcher has been duly incorporated and is validly existing in good standing under the laws of the Cayman Islands, or after the Closing Date, under the laws of the jurisdiction of its organization.

               b. The execution, delivery and performance of this Agreement by Fletcher have been duly authorized by all requisite corporate action and no further consent or authorization of Fletcher, its Board of Directors or its stockholders is required. This Agreement has been duly executed and delivered by Fletcher and, when duly authorized, executed and delivered by SyQuest, will be a valid and binding agreement enforceable against Fletcher in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

               c. Fletcher understands that no United States federal or state agency has passed on, reviewed or made any recommendation or endorsement of the Initial Shares.

               d. In making the decision to purchase the Initial Shares in accordance with this Agreement, Fletcher has relied solely upon independent investigations made by it and not upon any representations made by SyQuest other than those made in this Agreement.

               e. Subject to Section 3A hereof, Fletcher understands that the Incentive Shares and the Adjustment Shares have not been registered under the Securities Act and may not be re-offered or resold other than pursuant to registration thereunder or an available exemption therefrom.

               f. Fletcher is an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act.

               g. Fletcher is purchasing the Incentive Shares and the Adjustment Shares for its own account for investment only and not with a view to, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under the Securities Act.

               h. Fletcher understands that the Incentive Shares and the Adjustment Shares are being or will be offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that SyQuest is relying on the truth and accuracy of, and Fletcher's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Fletcher set forth herein in order to determine the availability of such exemptions and the eligibility of Fletcher to acquire Incentive Shares and the Adjustment Shares.

               i. Fletcher has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment by Fletcher contemplated by this Agreement and has the capacity to protect Fletcher's interests. Fletcher has been furnished with all materials and information relating to the business, management, properties, financial condition, operations, affairs and prospects of SyQuest and all materials and information relating to the offer and sale of the Incentive Shares and the Adjustment Shares, as have been requested by Fletcher, provided that the parties hereto agree that Fletcher has neither requested nor received any non-public information from or relating to SyQuest. Fletcher has been afforded the opportunity to ask all questions of SyQuest that Fletcher considered appropriate or desirable to ask in connection with this Agreement and has received answers to such questions that Fletcher considers satisfactory. Fletcher understands that its investment in the Incentive Shares and the Adjustment Shares involves and will involve a high degree of risk.

               j.  Transfer or Resale.  Fletcher understands that (i) except as
                   ------------------
     otherwise provided in section 3A hereof, the Incentive Shares and the Adjustment Shares have not been and are not registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (a) subsequently registered thereunder, (b) Fletcher shall have delivered to SyQuest either (I) a certificate or (II) an opinion of counsel, in either case, reasonably satisfactory in form, scope and substance to SyQuest, to the effect that the securities to be so offered, sold, assigned or transferred may be so offered, sold, assigned or transferred pursuant to an exemption from such registration or (c) pursuant to Rule 144; (ii) any sale of such securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither SyQuest nor any other person is under any obligation to register such securities (other than pursuant to section 3A hereof) under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

          5.   Adjustment Right.
               ----------------

               a. Fletcher shall have the right (the "Adjustment Right") at any time prior to April 2, 2004 to declare any Business Day to be a "Measurement Date", provided that, subject to Section 5.h. and 5.i., Fletcher may exercise not more than two Adjustment Rights. To exercise the Adjustment Right, Fletcher must deliver to SyQuest at its principal office an Adjustment Notice in the form attached hereto (an "Adjustment Notice") duly completed and signed by Fletcher which declares a Measurement Date (which date shall not precede the date of delivery of the Adjustment Notice) and stating the total number of Adjustment Shares issuable as a result of the exercise of the Adjustment Right. The Adjustment Notice shall be deemed delivered and received on the Business Day when it is transmitted by facsimile if so transmitted by 5:00 p.m. California time. The Adjustment Shares (as defined below) shall be deemed to have been issued, and Fletcher shall be deemed to have become the holder of record of such Adjustment Shares, for all purposes as of the date of delivery of the Adjustment Notice. As used herein the term "Business Day" means any day on which banks in the City of New York and the State of California are open for business.

          b. On the Business Day following a Measurement Date (an "Issue Date"), SyQuest shall issue and cause to be delivered to Fletcher, against payment of the par value thereof, at such address as Fletcher shall specify in the Adjustment Notice a certificate or certificates for the number of shares of Common Stock (collectively, "Adjustment Shares") with an aggregate Market Value (as defined below) equal to the difference between (X) the product of (i) the positive difference between (a) $3.09375 (as such may be adjusted, the "Measurement Price") and (b) the Market Value of a share of Common Stock on the Measurement Date, and (ii) 6,696,429, less (Y) the product of (i) the Market Value of a share of Common Stock on such Measurement Date and (ii) the number of Adjustment Shares, if any, issued prior to such Measurement Date; together with cash (if any) as provided in Section 5.e. SyQuest shall not alter the par value of the Common Stock without Fletcher's express written consent.

          For purposes of this Section 5.b., the market value per share of Common Stock (the "Market Value") shall be the greater of (a) the arithmetic average of the closing sale prices per share of Common Stock on the five consecutive trading days preceding the Measurement Date (as defined below) as reported by the NASDAQ National Market or (ii) if the NASDAQ National Market is not then the principal trading market for the Common Stock, on the principal trading market for the Common Stock at that time or, if there is then no such principal trading market, the fair market value per share of Common Stock during such period as determined in good faith by the Board of Directors of SyQuest and
(b) 90% of such closing sale price on the day immediately preceding the delivery of the Measurement Date. If the value of the Common Stock is to be determined by the Board of Directors of SyQuest and Fletcher disagrees with said valuation, the value of the Common Stock will be determined by binding arbitration in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association, and such arbitration shall proceed in Chicago, Illinois or at such other place as agreed to in writing by Fletcher and SyQuest.

          c. The aggregate number of Adjustment Shares issuable immediately upon exercise of an Adjustment Right, together with all Adjustment Shares previously issued, shall be less than or equal to the Exercisable Number. Any Adjustment Shares not issued as a result of the previous sentence shall be issuable when and to the extent the Exercisable Number is thereafter increased. The "Exercisable Number" is initially 1,620,000 and thereafter may be increased upon expiration of a sixty-five day period (the "Notice Period") after either (i) Fletcher delivers a notice (a "65 Day Notice") to SyQuest designating an aggregate number of shares of Common Stock in excess of the then existing Exercisable Number, or (ii) SyQuest delivers a notice (an "Increase Notice") stating the increase, if any, in the aggregate number (the "Increased Number") of shares of Common Stock outstanding as of the last day of the preceding month over the number outstanding as of the last day of the second preceding month, in which event the Exercisable Number shall be increased by the number which is 9.75% of the Increased Number. A 65 Day Notice may be given at any time. Unless expressly waived by Fletcher, SyQuest shall deliver an Increase Notice to Fletcher on or before the 10/th/ day of each month from and after May 1, 1998. One or more 65 Day Notice(s) may be given from time to time at any time after the Closing Date, provided that any increase in the Exercisable Number designated by any 65 Day Notice or Issue Notice shall be effective only upon expiration of the Notice Period with respect to such 65 Day Notice or Issue Notice, as the case may be.

          d. SyQuest shall, as soon as practicable hereafter and then for so long as any Adjustment Right exists, reserve and keep available out of its authorized and unissued Common Stock, free from preemptive rights, solely for the purpose of effecting the exercise of the Adjustment Rights, such number of shares of Common Stock as shall from time to time be sufficient to effect the issuance of all Adjustment Shares then issuable, and in any event not less than the Exercisable Number. If at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect the exercise of Adjustment Rights, SyQuest shall use its best efforts to increase its number of authorized shares of Common Stock to such number of shares as shall be sufficient to effect such exercise, including causing the SyQuest Board of Directors to call a special meeting of stockholders and recommend such increase, and after obtaining any such approval SyQuest shall reserve for issuance to Fletcher the number of shares of Common Stock required to effect such exercise. The Measurement Price shall be permanently increased at a rate of 15% per year (1.25% per month) pro rata for any period in which the number of authorized but unissued shares of Common Stock shall at any time be insufficient to effect the issuance of all Adjustment Shares then issuable.

          e. SyQuest shall not issue any fraction of a share of Common Stock on any exercise, but shall pay in cash therefor at the Market Value then in effect multiplied by such fraction. SyQuest shall pay any and all taxes that may be imposed on it with respect to the issuance and delivery of Common Stock on the issuance of Adjustment Shares as herein provided.

          f. SyQuest agrees to use its best efforts to obtain stockholder approval (the "Stockholder Consent") of the transactions contemplated hereby pursuant to the listing requirements of the NASDAQ National Market, including by causing its Board of Directors to recommend such approval at its next meeting of stockholders. Unless such Stockholder Consent shall have been obtained, if at the time that SyQuest receives an Adjustment Notice, the aggregate number of shares of Common Stock issuable pursuant to such Adjustment Notice, when added to the aggregate number of (i) Incentive Shares, (ii) Adjustment Shares previously issued and (iii) any other shares of Common Stock required to be included, would exceed nineteen and ninety-nine-one-hundredths percent of the total number of shares of Common Stock outstanding (adjusted to reflect any split, subdivision, combination or consolidation of the Common Stock, whether by reclassification, distribution of a dividend with respect to the outstanding Common Stock payable in shares of Common Stock, or otherwise, or any recapitalization of the Common Stock) on the Closing Date (the "19.99% Limit") and such circumstance would require Stockholder Consent pursuant to the listing requirements of the NASDAQ National Market or the rules of NASD (or such stock exchange or other interdealer quotation system that is then the Principal Market), the number of Adjustment Shares issuable in respect of such Adjustment Notice which would equal or exceed the 19.99% Limit (the "Excess Shares"), shall not be issued unless and until the Stockholder Consent is obtained or is no longer required. SyQuest represents and warrants that, to the best of its knowledge, immediately after the Closing, not less than seven million shares of Common Stock could be issued pursuant to this Agreement without Stockholder Consent.

          g. If the Stockholder Consent is not obtained on or prior to June 1, 1998 and Fletcher seeks to exercise the Adjustment Right and SyQuest is unable to deliver the Adjustment Shares, then within three months of delivery of the applicable Adjustment Notice, SyQuest must make a cash payment as liquidated damages for failure to deliver the Adjustment Shares equal to the market value of the Common Stock issuable pursuant to such Adjustment Notice calculated by using (i) the closing price on the NASDAQ National Market as reported by Bloomberg, L.P. on the date of delivery of the Adjustment Notice, or (ii) if the NASDAQ National Market is not then the principal trading market for the Common Stock, the closing price on the principal trading market for the Common Stock at that time (the "Principal Market"), as reported by Bloomberg L.P. on the date of delivery of the Adjustment Notice, or (iii) if the NASDAQ National Market is not then the principal trading market for the Common Stock and there is no Principal Market, the market value as determined in good faith by the Board of Directors of SyQuest, in each such case plus 15% per annum interest for the period from the date of delivery of the Adjustment Notice to the date the amount is paid in full. If the value of the Common Stock is to be determined by the Board of Directors of SyQuest and Fletcher disagrees with said valuation, the value of the Common Stock will be determined by binding arbitration in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association, and such arbitration shall proceed in Chicago,

Illinois or at such other place as agreed to in writing by SyQuest and Fletcher.

          h. Following the date (the "Qualifying Date") of the first public announcement by SyQuest of a Qualifying Offering (as defined below), including by filing a registration statement with respect thereto, Fletcher may exercise an Adjustment Right if the Measurement Date is not more than seven trading days following receipt on a Business Day of written notice by SyQuest of such public announcement. In the event, SyQuest does not consummate a Qualifying Offering within sixty calendar days following the Qualifying Date, the limitation on Fletcher's right to exercise an Adjustment Right shall terminate and, if Fletcher exercised an Adjustment Right in accordance with the preceding sentence, such Adjustment Right shall not count as one of Fletcher's two Adjustment Rights. A "Qualifying Offering" shall mean a single registered public offering or sale, as applicable, of Common Stock (i) with an aggregate value of not less than $20 million, (ii) at a price of not less than $5.00 per share of Common Stock (adjusted as necessary from time to time to account for any recapitalization, reverse stock split or similar transaction) and (iii) underwritten by a nationally recognized investment bank pursuant to a standard underwriting agreement.

          i. If Fletcher exercises an Adjustment Right following the public announcement of a transaction (a "Qualifying Transaction") which, if consummated, would result in SyQuest's Common Stock being deregistered under the Securities Exchange Act of 1934, as amended, and SyQuest does not consummate such Qualifying Transaction within ninety calendar days following such announcement, then such Adjustment Right shall not count as one of Fletcher's two Adjustment Rights.

          6.   Covenants of SyQuest.  SyQuest covenants and agrees with Fletcher
               --------------------
as follows:

               a. For so long as Fletcher owns any Initial Shares or Adjustment Shares or any Adjustment Rights exist, and in any case for a period of 90 days thereafter, SyQuest will use its best efforts to (i) maintain the eligibility of the Common Stock for quotation on the NASDAQ National Market or listing on a national securities exchange (as defined in the Exchange
     Act) and (ii) regain the eligibility of the Common Stock for quotation on the NASDAQ National Market in the event that the Common Stock is delisted by the NASDAQ National Market.

               b. Beginning on the date hereof and for so long as any Adjustment Rights exist, and in any case for a period of 90 days thereafter, SyQuest will (i) provide Fletcher with an opportunity to review and comment on any public disclosure by SyQuest of information regarding this Agreement and the transactions contemplated hereby, (ii) promptly notify Fletcher if there is any public disclosure by SyQuest of material information regarding SyQuest or its financial condition, prospects or results of operation and (iii) provide Fletcher with copies of all SEC Filings.

               c. As soon as such information is available (but in no event later than April 15, 1998), SyQuest shall deliver to Fletcher a written notice stating the number of outstanding shares of Common Stock as of March 31, 1998.

               d. SyQuest will make all filings required by law with respect to the transactions contemplated hereby.

               e. SyQuest will cause the Common Stock issuable as Adjustment Shares to be duly listed and admitted for trading on the NASDAQ National Market or, if the NASDAQ National Market is not then the principal trading market for the Common Stock, on a national securities exchange (as defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or the principal exchange or market for the Common Stock.

               f. On April 2, 1998 SyQuest will make the appropriate filing for the Incentive Shares to become duly listed and admitted for trading on the NASDAQ National Market and thereafter SyQuest shall use its best efforts to ensure that the Incentive Shares become listed and admitted for trading as soon as practicable.

          7.   Covenants of Fletcher.  Fletcher hereby covenants and agrees with
               ---------------------
SyQuest as follows:

               a. Neither Fletcher nor any of its affiliates nor any person acting on its or their behalf will at any time offer or sell any Initial Shares or any Adjustment Shares other than pursuant to registration under the Securities Act or pursuant to an available exemption therefrom.

               b. Fletcher will not sell any Initial Shares prior to April 9, 1998.

          7.A. Legend.  Subject to Section 3.A., Fletcher understands that
               ------
the certificates or other instruments representing the Incentive Shares and the Adjustment Shares shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such certificates or other instruments):

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANS FERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGIS TRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR UNLESS SOLD

     PURSUANT TO RULE 144 UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPT ABLE TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

          The legend set forth above shall be removed and SyQuest shall issue a certificate without such legend to any holder of Incentive Shares or Adjustment Shares if, unless otherwise required by state securities laws, (a) such shares are sold pursuant to an effective registration statement under the Securities Act, or (b) in connection with a sale transaction, such holder provides SyQuest with an opinion of counsel, in form, substance and scope reasonably acceptable to SyQuest, to the effect that a public sale, assignment or transfer thereof may be lawfully effected without registration under the Securities Act, or (c) such holder provides SyQuest with assurances reasonably satisfactory to SyQuest that such shares may be publicly sold pursuant to Rule 144 (or similar regulation hereinafter adopted) without restriction.

          7.B. Adjustments.  In the event that SyQuest shall declare a dividend
               -----------
or make a distribution on or with respect to the outstanding shares of its Common Stock in shares of its Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares, or combine its outstanding shares of Common Stock into a smaller number of shares, then, in each such event, the number of shares issuable and the per share price stated in this Agreement in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision or combination shall be proportionately adjusted, if necessary, as determined in good faith by the Board of Directors of SyQuest, so that Fletcher shall be entitled to receive the aggregate number of shares of Common Stock that Fletcher would have received immediately following such action if Fletcher had exercised its rights immediately prior to such action. Such adjustment shall be made successively whenever any event specified above shall occur.

          8.   Conditions Precedent to Fletcher's Obligations.  The obligations
               ----------------------------------------------
of Fletcher hereunder are subject to the performance by SyQuest of its obligations hereunder and to the satisfaction of the following additional conditions precedent, unless expressly waived in writing by Fletcher:

               a. On the Closing Date and each Issue Date, (i) to the extent provided in Section 3 hereof, the representations and warranties made by SyQuest in this Agreement shall be true and correct, and (ii) SyQuest shall have complied fully with all the covenants and agreements in this Agreement; and Fletcher shall have received on each such date a certificate of the Chief Executive Officer and the Chief Financial Officer of SyQuest dated such date and to such effect.

               b. On the Closing Date and each Issue Date, SyQuest shall have delivered to Fletcher an opinion of counsel reasonably satisfactory to Fletcher, dated the date of delivery, confirming in substance the matters covered in paragraphs (a), (b), (c), (d), (e),
     (f), and (h) of Section 3 hereof; provided, however, that no such opinion
                                       --------  -------
     delivered in respect of any Issue Date shall be required to cover the matters set forth in paragraph (h) of Section 3 hereof.

               c. On the Closing Date, SyQuest shall have delivered to Fletcher an opinion of counsel reasonably satisfactory to Fletcher, dated the date of delivery, to the effect that the offer and sale of the Initial Shares hereunder do not require registration under the Securities Act.

               d. On each Issue Date, SyQuest shall have delivered to Fletcher an opinion of counsel reasonably satisfactory to Fletcher, dated the date of delivery, to the effect that the offer and sale of the Adjustment Shares to Fletcher do not require registration under the Securities Act.

          9.  Conditions Precedent to SyQuest's Obligations.  The obligations of
              ---------------------------------------------
SyQuest hereunder are subject to the performance by Fletcher of its obligations hereunder and to the satisfaction of the following additional conditions precedent, unless expressly waived in writing by SyQuest:

               a. On the Closing Date and each Issue Date, (i) the representations and warranties made by Fletcher in this Agreement shall be true and correct, and (ii) Fletcher shall have complied fully with all the covenants and agreements in this Agreement; and SyQuest shall have received on each such date a certificate of an appropriate officer of Fletcher dated such date and to such effect.

          10.  Fees and Expenses.  Each of Fletcher and SyQuest agrees to pay
               -----------------
its own expenses incident to the performance of its obligations hereunder, including, but not limited to the fees, expenses and disbursements of such party's counsel, except as is otherwise expressly provided in this Agreement.

          11.  Non-Performance.
               ---------------

          If, on the date hereof, on the Closing Date, or on any Issue Date, SyQuest shall fail to deliver the Initial Shares or Adjustment Shares to Fletcher required to be delivered pursuant to this Agreement for any reason other than the failure of any condition precedent to SyQuest's obligations hereunder or the failure by Fletcher to comply with its obligations hereunder, then SyQuest shall:

               (1) hold Fletcher harmless against any loss, claim or damage (including without limitation, incidental and consequential damages) arising from or as a result of such failure by SyQuest; and

               (2) reimburse Fletcher for all of its reasonable out-of-pocket expenses, including fees and disbursements of its counsel, incurred by Fletcher in connection with this Agreement and the transactions contemplated herein and therein;

provided, however, that SyQuest shall then be under no further liability to
--------  -------
Fletcher except as provided in this Section 11 and Section 12 hereof.

          12.  Indemnification.
               ---------------

               a.   Indemnification of Fletcher.  SyQuest hereby agrees to
                    ---------------------------
     indemnify Fletcher and each of its officers, directors, employees, agents and affiliates and each person that controls (within the meaning of Section 20 of the Securities Exchange Act of 1934, as amended) any of the foregoing persons (each a "Fletcher Indemnified Party") against any claim, demand, action, liability, damages, loss, cost or expense (including, without limitation, reasonable legal fees) (a "Proceeding"), that it may incur in connection with any of the transactions contemplated hereby arising out of or based upon:

                    (1) any untrue or alleged untrue statement of a material fact by SyQuest or any of its affiliates or any person acting on its or their behalf or omission or alleged omission to state any material fact necessary in order to make the statements, in the light of the circumstances stances under which they were made, not misleading by SyQuest or any of its affiliates or any person acting on its or their behalf ;

                    (2) any of the representations or warranties made by SyQuest herein being untrue or incorrect; and

                    (3) any breach or non-performance by SyQuest of any of its covenants, agreements or obligations under this Agreement;

and SyQuest hereby agrees to reimburse each Fletcher Indemnified Party for any reasonable legal or other expenses incurred by such Fletcher Indemnified Party in investigating or defending any such Proceeding;

provided, however, that the foregoing indemnity shall not apply to any
-----------------
Proceeding to the extent that it arises out of or is based upon the gross negligence or wilful misconduct of Fletcher in connection therewith.

               b.  Indemnification of SyQuest.  Fletcher hereby agrees to
                   --------------------------
     indemnify SyQuest and each of its officers, directors , employees, agents and affiliates and each person that controls (within the meaning of Section 20 of the Securities

     Exchange Act of 1934, as amended) any of the foregoing persons (each a "SyQuest Indemnified Party") against any Proceeding, that it may incur in connection with any of the transactions contemplated hereby arising out of or based upon:

                    (1) any untrue or alleged untrue statement of a material fact by Fletcher or any of its affiliates or any person acting on its or their behalf or omission or alleged omission to state any material fact necessary in order to make the statements, in the light of the circum stances under which they were made, not misleading by Fletcher or any of its affiliates or any person acting on its or their behalf:

                    (2) any of the representations or warranties made by Fletcher herein being untrue or incorrect; and

                    (3) any breach or non-performance by Fletcher of any of its covenants, agreements or obligations under this Agreement;

     and Fletcher hereby agrees to reimburse each SyQuest Indemnified Party for any reasonable legal or other expenses incurred by such SyQuest Indemnified Party in investigating or defending any such Proceeding;

     provided, however, that the foregoing indemnity shall not apply to any
     -----------------
     Proceeding to the extent that it arises out of or is based upon the gross negligence or wilful misconduct of SyQuest in connection therewith.

               c.   Conduct of Claims.
                    -----------------

                    (1) Whenever a claim for indemnification shall arise under this Section, the party seeking indemnification (the "Indemnified Party"), shall notify the party from whom such indemnification is sought (the "Indemnifying Party") in writing of the Proceeding and the facts constituting the basis for such claim in reasonable detail;

                    (2) Upon delivery of such notice, such Indemnified Party shall have a duty to take all reasonable steps to mitigate any losses, liabilities, costs, charges and expenses relating to any such Proceeding;

                    (3) Such Indemnifying Party shall have the right to retain the counsel of its choice in connection with such Proceeding and to participate at its own expense in the defense of any such Proceeding; provided, however, that counsel to the Indemnifying Party shall not
          --------  -------
          (except with the consent of the relevant Indemnified Party) also be counsel to such Indemnified Party. In no event shall the Indemnifying Party be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; and

                    (4) No Indemnifying Party shall, without the prior written consent of the Indemnified Parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this Section unless such settlement, compromise or consent (A) includes an unconditional release of each Indemnified Party from all liability arising out of such litigation, investigation, proceeding or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

          13.  Survival of the Representations, Warranties, etc.  The respective
               ------------------------------------------------
representations, warranties, and agreements made herein by or on behalf of the parties hereto shall remain in full force and effect, regardless of any investigation made by or on behalf of the other party to this Agreement or any officer, director or employee of, or person controlling or under common con trol with, such party and will survive delivery of and payment for any Adjustment Shares issuable hereunder.

          14.  Notices.  all communications hereunder shall be in writing, and
               -------

               a. if sent to Fletcher, shall be delivered by hand, sent by registered mail or transmitted and confirmed by facsimile to Fletcher at:

               Fletcher International Limited
               c/o Fletcher Asset Management
               767 Fifth Avenue, 48th Floor
               New York, NY 10153
               Attn: Peter Zayfert
               Telephone:  (212) 758-7000
               Facsimile:  (212) 758-7090

               with a copy to:

               Skadden, Arps, Slate, Meagher & Flom LLP
               1440 New York Avenue, N.W.
               Washington, D.C. 20005
               Attention: Stephen W. Hamilton

                Telephone: (202) 371-7010
                Facsimile: (212)393-5760

                b. if sent to SyQuest, shall be delivered by hand, sent by registered mail or transmitted and confirmed by facsimile to SyQuest at:

                SyQuest Technology, Inc.
                47071 Bayside Parkway
                Fremont, CA  94538
                Attention:  Chief Financial Officer
                Telephone:  (510) 226-4000
                Facsimile:  (510) 226-4114

                with a copy to:

                Shartsis, Friese & Ginsburg LLP
                One Maritime Plaza, 18th Floor
                San Francisco, CA  94111
                Attention:  Douglas L. Hammer
                Telephone:  (415) 421-6500
                Facsimile:  (415) 421-2922

          15.   Miscellaneous
                -------------

                a. This Agreement may be executed in one or more counterparts and it is not necessary that signatures of all parties appear on the same counterpart, but such counterparts together shall constitute but one and the same agreement.

                b. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns and, with respect to Section 12 hereof, their respective officers, directors, employees, agents, affiliates and controlling persons, and no other person shall have any right or obligation hereunder. SyQuest may not assign this Agreement.

                c. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, and each of the parties hereto hereby submits to the non-exclusive jurisdiction of any State or Federal court in the State of Delaware and any court hearing any appeal therefrom, over any suit, action or proceeding against it arising out of or based upon this Agreement (a "Related Proceeding"). Each of the parties hereto hereby waives any objection to any Related Proceeding in such courts whether on the grounds of venue, residence or domicile or on the ground that the Related Proceeding has been brought in an inconvenient forum.

                d. As soon as practicable following the Closing Date, SyQuest shall file a Report on Form 8-K with the SEC describing all material aspects of the transactions contemplated hereby.

          e. The headings of the sections of this document have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

          f. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter of this Agreement; provided that except as expressly provided herein, the 1996 Agreement and the 1996 Warrant shall remain in full force and effect. Nothing in this Agreement modifies or otherwise alters the terms of the 1997 Agreement or the 1997 Warrant. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder or under the terms of the term sheets between such parties.

          g. The term "affiliate" is used herein as defined in Rule 144(a)(1) under the Securities Act.

     16.  Time of Essence.  Time shall be of the essence in this Agreement.
          ---------------

          IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, all as of the day and year first above written.


                         SYQUEST TECHNOLOGY, INC.

                         By: ______________________________
                         Name: ____________________________
                         Title: ___________________________


                         FLETCHER INTERNATIONAL LIMITED

                         By: ______________________________
                         Name: ____________________________
                         Title: ___________________________

                         By: ______________________________
                         Name: ____________________________
                         Title: ___________________________